UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  June 14, 2011

STRATUS MEDIA GROUP, INC.

NEVADA	000-24477	86-0776876
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 East De La Guerra Street, 2nd Floor
Santa Barbara, California 93101
(Address of principal executive offices)

(805) 884-9977
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act of 1933 (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(e) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

On June 20, 2011, Stratus Media Group, Inc.("SMGI") filed a Current Report on Form 8-K with the Securities and Exchange Commission concerning the closing of the purchase by SMGI of 100 shares of the Series A Convertible Preferred Stock (the "Preferred Shares") of ProElite, Inc.("PEI") effective June 14, 2011.Pursuant to the Certificate of Designations relating to the Preferred Shares, the amount of shares of PEI Common Stock issuable upon conversion of the Preferred Shares on a cumulative basis is equal to 95% of the sum of (a)the issued and outstanding shares of PEI as June 14, 2011 plus (b) any shares of PEI Common Stock issued after that date upon the exercise or conversion of any derivative securities outstanding as of June 14, 2011, subject to any adjustment for stock splits, stock dividends, recapitilizations, etc. and, in all cases, after giving effect to the shares issuable upon conversion of the Preferred Shares. The Preferred Shares have voting rights on an as converted basis.  This Amendment is being filed solely for the purpose of providing the financial statements described under Item 9.01 below in accordance with the requirements of Item 9.01 of Form 8-K.

Item 9.01                      Financial Statements and Exhibits

(a)	Financial Statements of Business Acquired

The consolidated financial statements of PEI for the fiscal year ended December 31, 2010 and the unaudited consolidated interim financial statements for the six months ended June 30, 2011 and June 30, 2010 are attached as Exhibit 99.1.

(b)	Pro Forma Financial Information

The unaudited pro forma financial information for the Company after giving effect to the acquisition of PEI and adjustments described in such pro forma financial information are attached as Exhibit 99.2.

(c)	Not applicable

(d)	Exhibits.

99.1           ProElite, Inc. audited consolidated financial statements, including the report of Gumbiner Savett Inc., for the fiscal year ended December 31, 2010 and unaudited consolidated interim financial statements for the periods ended June 30, 2011 and 2010.

99.2           Unaudited pro forma financial information for Stratus Media Group, Inc. after giving effect to the acquisition of ProElite, Inc. and adjustments described in such pro forma financial information.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

STRATUS MEDIA GROUP, INC.

Date: August 30, 2011	By:	/s/ PAUL FELLER
Paul Feller, Chief Executive Officer

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